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                                                            Exhibit 10(k)




                               November 18, 1999



Mr. Ivor J. Evans
President and Chief Operating Officer
Union Pacific Railroad Company
1416 Dodge Street, Room 1230
Omaha, NE 68179

Dear Ike:

          With reference to your letter agreement of September 8, 1998, providing for a guaranteed minimum bonus of $300,000 for 1999, payable in 2000, this will confirm that you may elect to exchange all or a portion of your right to receive such guaranteed bonus for a grant of retention stock units under the Union Pacific 1993 Stock Option and Retention Stock Plan equal to 150% of the bonus foregone. The terms of such restricted stock units shall be otherwise in accordance with the terms of the Company's Executive Incentive Premium Exchange Program.

          If you concur with the above, please sign the second copy of this letter and return it to me no later than November 26, 1999.

                                                            Sincerely,



                                                            /s/  Dick

DD/ss

cc:  Barbara W. Schaefer


Approved: /s/  Ivor J. Evans        Dated:  11/23/99